Exhibit 4.2

FIFTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

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Table of Contents

(continued)

Schedule A —      Schedule of Investors

Schedule B —      Schedule of Key Holders

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FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 2nd day of October, 2013, by and among MongoDB, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) are parties to that certain Fourth Amended and Restated Investors’ Rights Agreement dated as of May 23, 2012 (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to the Series F Preferred Stock Purchase Agreement dated on or about October 2, 2013 (the “Purchase Agreement”);

WHEREAS, the Existing Investors are holders of at least fifty percent (50%) of the Registrable Securities (as defined in the Prior Agreement) and desire to amend and restate the Prior Agreement in its entirety as hereinafter set forth; and

WHEREAS, the parties to the Prior Agreement wish to amend and restate the Prior Agreement and enter into this Agreement to provide the Investors and the Key Holders with the rights and privileges as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. In the case of Fidelity or T. Rowe, any mutual funds or similar pooled vehicles that are controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as Fidelity or T. Rowe, as applicable shall be an “affiliate” of Fidelity or T. Rowe, as applicable, for purposes hereof.

1.2                               “Certificate of Incorporation” means the Company’s Seventh Amended and Restated Certificate of Incorporation, as may be amended from time to time.

1.3                               “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

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1.4                               “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5                               “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8                               “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

1.9                               “Fidelity” means the Fidelity entities listed on Schedule A hereto.

1.10                        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11                        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12                        “GAAP” means generally accepted accounting principles in the United States.

1.13                        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law,

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daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16                        “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.17                        “Key Employee” means any executive-level employee (including division director and vice president level positions) as well as any employee who, either alone or in concert with other, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.18                        “Key Holder Registrable Securities” means (i) shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.19                        “Major Investor” means Fidelity, T. Rowe and any other Investor that, individually or together with such Investor’s Affiliates, holds at least 1,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.20                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.21                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.22                        “Preferred Directors” means the Series A Director, the Series B Director and the Series D Director.

1.23                        “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock, taken together.

1.24                        “Qualified Public Offering” means an underwritten public offering with aggregate gross proceeds to the Company in excess of $40,000,000.

1.25                        “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof, (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and solely with respect to such Key Holder Registrable Securities, the Key

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Holders shall not be deemed Holders for the purposes of Sections 2.1, 2.10, 3.1, 3.2, 4.1 and 6.6; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.26                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.27                        “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.28                        “SEC” means the Securities and Exchange Commission.

1.29                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.30                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.31                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.32                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.33                        “Sequoia” means any of SCHF (M) PV, L.P., Sequoia Capital U.S. Growth Fund IV, L.P., Sequoia Capital USGF Principals Fund IV, L.P., Sequoia Capital U.S. Venture 2010 Fund, Sequoia Capital U.S. Venture 2010 Partners Fund, Sequoia Capital U.S. Venture 2010 Partners Fund (Q) or SCGE Fund, L.P.

1.34                        “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect pursuant to the Certificate of Incorporation.

1.35                        “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect pursuant to the Certificate of Incorporation.

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1.36                        “Series D Director” means any director of the Company that the holders of record of Series D Preferred Stock are entitled to elect pursuant to the Certificate of Incorporation.

1.37                        “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.38                        “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.39                        “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

1.40                        “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

1.41                        “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.001 per share.

1.42                        “Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.001 per share.

1.43                        “T. Rowe” means the T. Rowe entities listed on Schedule A hereto.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding with an anticipated aggregate offering price, net of Selling Expenses, of at least $7,500,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)                                 Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a

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Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as

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“effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2                               Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4                               Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of at least fifty percent (50%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement,

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and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section  2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of at least fifty percent (50%) of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least fifty percent (50%) of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the

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result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant

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to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9                               Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at

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least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

2.11                        “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, if and only if the Company is not an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012)) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements (including, without limitation, those set forth in that certain Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof), based on the number of shares subject to such agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge,

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or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with

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the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13                        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earlier of:

(a)                                 when all of such Holder’s Registrable Securities could be sold in any ninety (90) day period under SEC Rule 144; and

(b)                                 the fifth anniversary of a Qualified Public Offering.

3.                                      Information Rights.

3.1                               Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company or such later date, but, with respect to clauses (i), (ii) and (iii) below, not later than one-hundred eighty (180) days after the end of such fiscal year that the Board of Directors, including at least two Preferred Directors determine, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, (iii) a statement of stockholders’ equity as of the end of such year, commencing with the fiscal year ending January 31, 2014, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company and (iv) a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the applicable period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit each Major Investor to calculate the percentage equity ownership of such Major Investor (a “Capitalization Statement”);

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (i) unaudited statements of income and of cash flows for such fiscal quarter, and an

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unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP) and (ii) a Capitalization Statement;

(c)                                  as soon as practicable following a request by a Major Investor, but in any event within thirty (30) days of the date of the end of the month for which financial information is requested, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month requested by such Major Investor, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)                                 as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e)                                  such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request, including without limitation information relating to accounting or securities law matters required by any Major Investor in connection with its audit; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2                               Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information Rights. The covenants set forth in Section 3.1, and Section 3.2 shall terminate and be of no further force or effect (i) immediately before, but contingent upon the consummation of, the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.4                               Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, nothing contained herein shall prevent any Investor that is an “investment company” (as defined in the Investment Company Act of 1940) from making such disclosures regarding its holdings and values as deemed necessary or appropriate, consistent with past practice.

4.                                      Rights to Future Stock Issuances.

4.1                               Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to

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apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation) and (ii) shares of Common Stock issued in the IPO.

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4.2                               Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified Public Offering or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5.                                      Additional Covenants.

5.1                               Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least one Preferred Director.

5.2                               Employee Stock. Unless otherwise approved by the Board of Directors, including at least two of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, (ii) a market stand-off provision substantially similar to that in Section 2.11 and (iii) limitation on transfer of unvested shares, except for certain transfers relating to estate matters. In addition, the Company shall retain a “right of first refusal” on employee transfers of vested and unvested shares until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.3                               Matters Requiring the Approval of the Preferred Directors. So long as the holders of Series A Preferred Stock are entitled to elect a Series A Director, the holders of Series B Preferred Stock are entitled to elect a Series B Director and the holders of Series D Preferred Stock are entitled to elect a Series D Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least two Preferred Directors:

(a)                                 incur, assume or guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness in excess of $2,500,000;

(b)                                 make any investment inconsistent with any investment policy approved by the Board of Directors;

(c)                                  otherwise enter into or be a party to any transaction with any stockholder of the Company or any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such

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Person, except for transactions contemplated by the this Agreement or the Purchase Agreement (except such transactions made in the ordinary course of business on fair and reasonable terms); or

(d)                                 establish any stock option or similar plan or increase the total number of shares of Common Stock reserved for issuance under any such plan.

5.4                               Board Matters. Unless otherwise determined by the vote of a majority of the directors having voting rights then in office, including at least two Preferred Directors, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.5                               Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.6                               Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7                               FCPA. The Company represents that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers,

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employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

5.8                               Real Property Holding Corporation. The Company shall provide prompt notice to New Enterprise Associates 14, Limited Partnership or its affiliates (“NEA”) and all Major Investors following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA, the Company shall provide NEA and all Major Investors with a written statement informing NEA and such Major Investors whether its interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA and the Major Investors shall be delivered to NEA and such Major Investors within 10 days of NEA’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

5.9                               Green Dot. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia.

5.10                        Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement of even date herewith among the Investors and the Company), the reasonable fees and disbursements, not to exceed $40,000, of one counsel for the Major Investors, selected by the Major Investors holding a majority of the shares of Preferred Stock then held by all Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. The Company shall use reasonable efforts to obtain the ability to share with the Investor Counsel (and such counsel’s clients) the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company.

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5.11                        Liquidation Event. The Company shall not enter into an agreement, the consummation of which constitutes a Deemed Liquidation Event, as that term is defined in the Company’s Certificate of Incorporation, unless such agreement provides that the funding of any escrow or the creation of any holdback complies with Article IV, Section 2.3.4 of the Company’s Certificate of Incorporation.

5.12                        Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.8 and 5.9, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6.                                      Miscellaneous.

6.1                               Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 1,500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), or such lesser number of Registrable Securities if transferring all of the Registrable Securities held by such Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2                               Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

6.3                               Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile

23

signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy shall also be sent to Ronald A. Fleming, Jr., Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, Email: ron.fleming@pillsburylaw.com; Facsimile: 212-298-9931, if notice is given to the Investors (other than Sequoia), a copy shall also be given to Jay K. Hachigian, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, MA 02451; Facsimile 877-881-1622, if notice is given to Sequoia, a copy shall also be sent to Anthony J. McCusker, Goodwin Procter LLP, 135 Commonwealth Dr, Menlo Park, CA 94025, Email: AMcCusker@goodwinprocter.com; Facsimile: 650-853-1038, if notice is given to NEA, a copy shall also be sent to Michael Lincoln, Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190; Facsimile (703) 456-8100 and if notice is given to Fidelity or T. Rowe, a copy (which shall not constitute notice) shall also be sent to H. David Henken, Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Email: DHenken@goodwinprocter.com; Facsimile: (617) 523-1231.

6.6                               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least fifty percent (50%) of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, provided, that, neither a waiving party nor any Affiliate of a waiving party may purchase

24

securities in such transaction). Notwithstanding the foregoing, the consent of (x) Fidelity and T. Rowe shall be required for any amendments or waivers of Sections 1.19, 2.11, 3 and this sentence, in any manner that adversely affects Fidelity and T. Rowe with respect to such provisions and (y) the holders of a majority of the Series F Preferred Stock for any amendment or waiver of Sections 4 or 5.11 in any manner that adversely affects the Series F Preferred Stock with respect to such provisions. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7                               Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8                               Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9                               Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10                        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11                        Acknowledgment.

(a)                                 The Company acknowledges that the Investors are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

25

(b)                                 The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:

(i)                                     have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(ii)                                  solely in connection with making investment decisions, to the fullest extent permitted by law, have no duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.

Notwithstanding anything in this Section 6 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company. For the purposes of this Section 6, “Covered Persons” shall have the meaning set forth in the Company’s Certificate of Incorporation.

6.12                        Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor that is a business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or equityholders of such Investor individually but are binding only upon such Investor and its assets and property.

6.13                        Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety by Company and the holders of at least fifty percent (50%) of outstanding Registrable Securities as evidenced by their signature hereto and shall be of no further force or effect.

[Remainder of Page Intentionally Left Blank]

26

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

MONGODB, INC.

By:	/s/ Max Schireson
Name:	Max Schireson
Title:	Chief Executive Officer

KEY HOLDERS:

Eliot Horowitz

/s/ Eliot Horowitz

Dwight Merriman

/s/ Dwight Merriman

Kevin Ryan

/s/ Kevin Ryan

27

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

ALTIMETER PRIVATE PARTNERS FUND I, L.P.

By: Altimeter Private General Partner, LLC
Its: General Partner

/s/Kevin J. Wang
Name: Kevin J. Wang
Title: Member

ALTIMETER PRIVATE SPV I, L.P.

By: Altimeter Private General Partner, LLC
Its: General Partner

/s/Kevin J. Wang
Name: Kevin J. Wang
Title: Member

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

salesforce.com, inc.

By:	/s/John Somorjai
John Somorjai
SVP, Corporate Development and Strategy

IN WITNESS WHEREOF. the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

EMC CORPORATION

/s/Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

UNION SQUARE VENTURES 2008, L.P.,
a Delaware limited partnership

By: Union Square GP 2008, L.L.C., its general partner and a Delaware limited liability company

By:	/s/Albert Wenger
Name:	Albert Wenger
Title:	Managing Partner

FLYBRIDGE CAPITAL PARTNERS III, L.P.
By: Flybridge Capital Partners G.P. III, L.L.C.
Its general partner

By:	/s/ Charles M. Hazard, Jr.
Name: Charles M. Hazard, Jr.
Title: Managing Member

FLYBRIDGE NETWORK FUND III, L.P.
By: Flybridge Capital Partners G.P. III, L.L.C.
Its General Partner

By:	/s/ Charles M. Hazard, Jr.
Name: Charles M. Hazard, Jr.
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP

By:	NEA Partners 14, Limited Partnership,
its general partner

By:	NEA 14 GP, LTD, its general partner

By:	/s/Louis S. Citron

Name:	Louis S. Citron

Title:	Chief Mgmt. Officer

NEA VENTURES 2012, LIMITED PARTNERSHIP

By:	/s/Louis S. Citron

Name:	Louis S. Citron

Title:	Vice President

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV, L.P.

By:	SCGF IV Management, L.P.
A Cayman Islands exempted limited partnership
General Partner of Each

By:	SCGF GenPar, Ltd
A Cayman Islands limited liability company
Its General Partner

By:	/s/R.F. Burton
Managing Director

SCHF (M) PV, L.P.

By:	SCHF (GPE), LLC
A Delaware limited liability company,
Its sole general partner

By:	/s/ Keith B. Johnson
Managing Member

SCGE FUND, L.P.
a Cayman Islands limited partnership

By: SCGE (LTGP), L.P.
A Cayman Islands limited partnership, its General Partner

By:	/s/ Christopher Lyle
Name: Christopher Lyle
Title: Portfolio Manager

Address:	3000 Sand Hill Road, 4-250
Menlo Park, CA 94025

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

/s/Sohaib Abbasi
Sohaib Abbasi

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.
TD MUTUAL FUNDS — TD ENTERTAINMENT & COMMUNICATIONS FUND

By: T. ROWE PRICE ASSOCIATES, INC., Investment Adviser

By:	/s/Paul Greene II

Name:	Paul Greene II
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
E-mail: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST

By: T. ROWE PRICE ASSOCIATES, INC., Investment Adviser

By:	/s/Henry Ellenbogen

Name:	Henry Ellenbogen
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
E-mail: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.
TD MUTUAL FUNDS - TD SCIENCE & TECHNOLOGY FUND

By: T. ROWE PRICE ASSOCIATES, INC., Investment Adviser

By:	/s/Joshua Spencer

Name:	Joshua Spencer
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
E-mail: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND
T. ROWE PRICE PERSONAL STRATEGY INCOME FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND
T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO
U.S. SMALL-CAP STOCK TRUST
VALIC COMPANY I — SMALL CAP FUND
TD MUTUAL FUNDS — TD U.S. SMALL-CAP EQUITY FUND
T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST
ADVANTUS CAPITAL MANAGEMENT, INC. - MINNESOTA LIFE INSURANCE CO.

By: T. ROWE PRICE ASSOCIATES, INC., Investment Adviser

By:	/s/Gregory McCrickard

Name:	Gregory McCrickard
Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
E-mail: andrew_baek@troweprice.com

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INTEL CAPITAL CORPORATION

By:	/s/Abhay Gadkari
Name: Abhay Gadkari
Title: Director

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

RED HAT, INC.

By:	/s/Charles E. Peters, Jr.
Name: Charles E. Peters, Jr.
Title: EVP &CFO

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

VARIABLE INSURANCE PRODUCTS FUND III: GROWTH OPPORTUNITIES PORTFOLIO

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR BALANCED FUND

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

Fidelity Puritan Trust: Fidelity Balanced Fund

By:	/s/Stacie M. Smith

Name: Stacie M. Smith
Title: Deputy Treasurer

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors’ Rights Agreement as of December 10, 2014.

ALTIMETER PARTNERS FUND, L.P.

By: Altimeter General Partner, LLC
Its General Partner

By:	/s/John J. Kiernan III
Name: John J. Kiernan III
Title: Member

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors’ Rights Agreement as of December 10, 2014.

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By	/s/Dan Dees
Name: Dan Dees
Title: Managing Director

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors’ Rights Agreement as of December 10, 2014.

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for Future Fund Investment Company No.4 Pty Ltd, by

Jonathan Carstens, VP

being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Jonathan Carstens
By executing this Agreement the signatory warrants that the signatory is duly authorized to execute this Agreement on behalf of THE NORTHERN TRUST COMPANY

/s/N. Harrison
Signature of witness

Nicholas Harrison
Name of witness (block letters) Level 43, 120 Collins Street, Melbourne, VIL, 30000 Address of witness

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investor Rights’ Agreement as of December I4, 2014.

Executed by Future Fund Investment Company No.4 Pty Ltd in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/Paul Mann	/s/Kylie Yong
Signature of Director	Signature of Company Secretary

Paul Mann	Kylie Yong
Name of Director	Name of Director /
Company Secretary

10 December 2014	10 December 2014
Date	Date

INVESTORS’ RIGHTS AGREEMENT

The undersigned hereby agrees to be a party to the Fifth Amended and Restated Investors’ Rights Agreement dated as of October 2, 2013, by and among MongoDB, Inc. and the persons and entities named therein, (as the same may be amended or amended and restated from time to time, the “Investors’ Rights Agreement”), as an Investor (as defined in the Investors’ Rights Agreement), and to be bound by the terms and subject to the conditions thereof.

The undersigned has executed this Adoption Agreement to the Investors’ Rights Agreement as of June 27th, 2017.

INVESTOR:

(If Investor is a corporation, partnership or other entity, please sign below)

Entity Name:	In-Q-Tel, Inc.

Signature:	/s/ Matthew Strottman

Name:	Matthew Strottman

Title:	EVP and COO

(If Investor is an individual, please sign below):

Signature of Individual

Name:

ACKNOWLEDGED AND AGREED TO:

MONGODB, INC.

By:	/s/ Andrew Stephens

Name:	Andrew Stephens

Title:	General Counsel
June 27/17

SCHEDULE A
Investors

Name and Address

Fidelity Mt. Vernon Street

Trust: Fidelity Growth

Company Fund

Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

Ball & Co
C/o Citibank N.A/Custody
IC&D Lock Box
P.O Box 7247-7057
Philadelphia, P.A 19170-7057
Account #: 206681

Variable Insurance Products
Fund III: Growth Opportunities Portfolio
Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

BNY Mellon
Attn: Stacey Wolfe
525 William Penn Place
Rm 0400
Pittsburgh, PA 15259

Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund
Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

BNY Mellon
Attn: Stacey Wolfe
525 William Penn Place
Rm 0400
Pittsburgh, PA 15259

Variable Insurance Products Fund II: Contrafund Portfolio
Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

Brown Brothers Harriman & Co.
525 Washington Blvd
Jersey City NJ 07310
Attn: Michael Lerman 15th Floor
Corporate Actions

Fidelity Advisor Series I:
Fidelity Advisor Balanced Fund
Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

M. Gardiner & Co
C/O JPMorgan Chase Bank, N.A
P.O. Box 35308
Newark, NJ 07101-8006

Fidelity Puritan Trust:
Fidelity Balanced Fund
Andrew Boyd
Fidelity Investments
82 Devonshire Street, V13H
Boston, MA 02109
Tel: 617-563-5144
Fax: 617-385-2818
Email: andrew.boyd@fmr.com

Ball & Co
C/o Citibank N.A/Custody
IC&D Lock Box
P.O Box 7247-7057
Philadelphia, P.A 19170-7057
Account #: 203679

New Enterprise Associates 14, Limited Partnership
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attention: Louis Citron, Esq.

NEA Ventures 2012, Limited Partnership
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attention: Louis Citron, Esq.

SCHF (M) PV, L.P.
c/o Sequoia Capital
3000 Sand Hill Rd.
Menlo Park, CA 94025

Sequoia Capital U.S. Growth Fund IV, L.P.
c/o Sequoia Capital
3000 Sand Hill Rd.
Menlo Park, CA 94025

Sequoia Capital USGF Principals Fund IV, L.P.
c/o Sequoia Capital
3000 Sand Hill Rd.
Menlo Park, CA 94025

Sequoia Capital U.S. Venture
2010 Fund
 c/o Sequoia Capital
3000 Sand Hill Rd.
Menlo Park, CA 94025

Sequoia Capital U.S. Venture 2010 Partners Fund (Q)
c/o Sequoia Capital
3000 Sand Hill Rd.
Menlo Park, CA 94025

SCGE Fund, L.P.
3000 Sand Hill Road, 4-250
Menlo Park, CA 94025

Union Square Ventures 2008, L.P.
915 Broadway
Suite 1408
New York, NY 10010

Flybridge Capital Partners III, L.P.
500 Boylston Street, 18th floor
Boston, Massachusetts 02116

Flybridge Network Fund III, L.P.
500 Boylston Street, 18th floor
Boston, Massachusetts 02116

Kevin Ryan
150 East 81st Street
NY, NY 10028

Dwight Merriman
737 Washington Street
New York, NY 10014

Intel Capital Corporation
c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052

Red Hat, Inc.
100 East Davie Street
Raleigh, NC 27601
Attention: CFO and General Counsel

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price New Horizons Trust
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price U.S. Equities Trust
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. ROWE PRICE PERSONAL STRATEGY INCOME FUND
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

U.S. Small-Cap Stock Trust
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

VALIC Company I - Small Cap Fund
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

TD Mutual Funds - TD U.S. Small-Cap Equity Fund
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price U.S. Small-Cap Core Equity Trust
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

Advantus Capital Management, Inc.
Minnesota Life Insurance Co.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Global Technology Fund, Inc.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

TD Mutual Funds - TD Science & Technology Fund
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Media & Telecommunications Fund, Inc.
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

TD Mutual Funds - TD Entertainment & Communications Fund
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

Altimeter Partners Fund I, L.P.
John J. Kiernan

Altimeter Capital Management
One International Place, Suite 2400
Boston, MA 02110

Altimeter Private Partners Fund I, L.P.
Kevin J. Wang

Altimeter Capital Management
One International Place, Suite 2400
Boston, MA 02110
kevin@altimetercapital.com

Altimeter Private SPV I, L.P.
Kevin J. Wang

Altimeter Capital Management
One International Place, Suite 2400
Boston, MA 02110
kevin@altimetercapital.com

Sales force
The Landmark @ One
Market Street, Suite 300
San Francisco, CA 94105

Sohaib Abbasi
c/o Kelsey W. Ellis Associate
Seven Post, Private Investment Office
One Montgomery Street, 31st Floor
San Francisco, CA 94104-4505

EMC Corporation
EMC Ventures
430 Cowper Street, Suite 200
Palo Alto, CA 94301
ATTN: Daniel Docter
Email: Daniel.Docter@emc.com

Broad Street Principal Investments, L.L.C.
200 West Street
New York, NY 10282

The Northern Trust Company
in its capacity as custodian for
Future Fund Investment Company No.4 Pty Ltd.

In-Q-Tel, Inc.

SCHEDULE B

Key Holders

Eliot Horowitz
40 West 20th Street — 6th floor
New York, NY 10011
eliot@mongodb.com

The ERH Family 2012 Trust

2373 Broadway, Apt. 821

New York, NY 10024

Kevin Ryan
57 W. 69th Street
New York, NY 10023
kevin@gilt.com

The Kevin P. Ryan 2012 Trust

23 Grant Avenue

Old Greenwich, C7 0687

kevin@gilt.com

Dwight Merriman
737 Washington Street
NY, NY 10014
dwight@mongodb.com

The Dwight A. Merriman 2012 Trust

737 Washington Street
NY, NY 10014
dwight@mongodb.com